FASCIANO FUND, INC.

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS

                                  TOTAL RETURN




                        FOR THE YEAR ENDED JUNE 30, 1998

                  Total Return = (Ending Redeemable Value/ Initial Value) -1 Total Return = (53,151.63/39,905.24) -1
                  Total Return = 33.19%

                       FOR THE PERIOD FROM AUGUST 1, 1987
                          (COMMENCEMENT OF OPERATIONS)
                                TO JUNE 30, 1998

                  Total Return = (Ending Redeemable Value/ Initial Value) -1 Total Return = (53,151.63/ 10,000.00) -1
                  Total Return = 431.52%